UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DEUTSCHE STRATEGIC INCOME TRUST
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
NEIL R. CHELO
MATTHEW S. CROUSE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 2, 2016

2016 ANNUAL MEETING OF SHAREHOLDERS
OF
DEUTSCHE STRATEGIC INCOME TRUST
_________________________

PROXY STATEMENT
OF
WESTERN INVESTMENT LLC
_________________________

WE HAVE LOST ALL CONFIDENCE IN DEUTSCHE AND THE BOARD OF TRUSTEES AND BELIEVE THAT THEY ARE UNFIT TO MANAGE CLOSED-END FUNDS.

Please vote the GOLD proxy card to elect shareholder-focused nominees who will fight to enhance value at KST and for our proposal to declassify the Board to increase trustee accountability.

Please sign, date and mail the enclosed GOLD proxy card today!

Western Investment LLC, a Delaware limited liability company (“Western”, “we” or “us”), together with its fellow participants in this solicitation (collectively, the “Western Group”), is a significant long-term shareholder and the Western Group beneficially owns in the aggregate over 5% of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Deutsche Strategic Income Trust (“KST”).  We are writing to you in connection with the election of our four (4) nominees to the board of trustees of KST (the “Board”) and our proposal to declassify the Board, each at the annual meeting of shareholders scheduled to be held at [________] Eastern time, on September 30, 2016 at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

We are investors specializing in investing in closed-end funds and, in addition to our investment in KST, have investments in other funds managed or controlled by Deutsche Investment Management Americas Inc. (“DIM”) and/or affiliates of DIM (collectively, “Deutsche”).  We are long-term investors and have been investing in KST since 1997.

In 2008 and 2010 we engaged in proxy campaigns at several Deutsche-managed closed-end funds and we beat Deutsche badly in those contests, forcing them to open-end two funds and conduct a 25% tender offer in two others.  At the time, we felt it likely that the Board had learned its lesson and would truly act in the best interest of shareholders going forward. However, we were mistaken and so once again we feel that it is necessary to give the Board a lesson in shareholder democracy.  The Board continues to show that they simply do not understand the rights of shareholders nor have the merest notion of fiduciary responsibility.  We believe Deutsche and the Board are unfit to manage these funds and as a result of their years of incompetence they have lost or will soon lose all seven taxable closed-end fixed income funds they once managed.

All of Deutsche’s taxable closed-end fixed income funds have been or are scheduled to be liquidated or converted to an open-ended fund.  The most recent Deutsche-managed fund to be scheduled for termination is Deutsche High Income Trust (“KHI”), which announced earlier this year that it would terminate and issue a liquidating distribution to shareholders by November 30, 2016.

The Board has recently announced plans to terminate KST by making a liquidating distribution to shareholders by December 31, 2018, however, we believe that there is no reason to wait this long.  We believe that KST shareholders should be treated the same as KHI shareholders and that the Board, consistent with its fiduciary duties, should terminate KST by November 30, 2016.

We are furnishing this proxy statement and the enclosed GOLD proxy card to shareholders in order to:

1.	Elect Western’s trustee nominees, Arthur D. Lipson, Robert Ferguson, Matthew S. Crouse and Neil R. Chelo (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class II trustees;

2.	Approve Western’s proposal to declassify the Board; and

3.	Consider and act upon such other business as may properly come before the Annual Meeting.

If you have already sent a proxy card furnished by KST’s management to KST, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by following the instructions for telephone or Internet voting detailed thereon.  Only your latest dated proxy card counts!

Please refer to Appendix A - Information Concerning the Annual Meeting (which is incorporated herein by reference) and KST’s proxy materials for additional information concerning the Annual Meeting, including voting and proxy procedures, votes required for approval of the proposals and the solicitation of proxies.

If you have any questions or require assistance voting your Shares, please contact InvestorCom, Inc., who is assisting us, at their address and toll-free number listed on the following page.  This proxy statement (including the Appendices hereto, the “Proxy Statement”) and the enclosed GOLD proxy card are first being furnished to shareholders on or about [________], 2016.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, GOLD proxy card and additional information can be found at:

[www.fixmyfund.com]

______________________

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

•
If your Shares are registered in your own name, you may vote such Shares by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western, c/o InvestorCom, Inc., in the enclosed postage-paid envelope today.

•
If your Shares are held for you by a brokerage firm, bank, bank nominee or other institution on the record date, only they can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please instruct your broker or bank to vote the GOLD proxy card on your behalf by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope

•	[If you choose to use Internet voting, Western will be identified as “Opposition” on Proxyvote.com.]

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Western’s proxy materials,
please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Shareholders call toll free at (877) 972-0090
Banks and Brokers may call collect at (203) 972-9300

You may also contact Western via email at
[info@fixmyfund.com]

THE BOARD OF TRUSTEES HAS FAILED TO ACT IN THE BEST INTEREST OF SHAREHOLDERS

IT IS TIME TO SEND A MESSAGE TO KST:

Deutsche and KST have a long history of poor governance and lack of accountability to shareholders.

KST’s shareholders should be treated like those of KHI and should receive their liquidating distribution in 2016.

We have lost all confidence in Deutsche and the Board and we believe they are unfit to manage KST.

The time for action is now!

REASONS FOR OUR SOLICITATION

The Planned Termination of KST Should be Accelerated to Occur by November 30, 2016

Deutsche recently announced that KST would be terminated and that a liquidating distribution would be made to shareholders by December 31, 2018.  We feel that this timeline should be accelerated and that the termination and liquidating distribution should occur by November 30, 2016.

We do not believe it makes sense to delay the termination for two and a half more years. Once the Board made the decision to terminate, we think it became incumbent on the Board to move promptly to effect such liquidation.  The delay forces investors to wait to receive the full net asset value (“NAV”) of KST and requires them to pay two more years’ worth of management fees to Deutsch.  All of the same board members recently determined to terminate KHI and unlike KST they are doing it by November 30, 2016.  We see no reason the same board would promptly terminate KHI and would possibly wait over two years to terminate KST.

According to various news sources, Deutsche Bank AG (“Deutsche Bank”), the parent of DIM, KST’s investment manager, is undergoing a major restructuring and is suffering financially.  It has been reported that the International Monetary Fund (IMF) now considers Deutsche Bank to be the “world’s most dangerous bank” due to its precarious financial situation.  The reports indicated that cost-cutting efforts by Deutsche Bank may intensify and that more jobs may need to be cut.

Western is concerned that Deutsche Bank’s weak performance has caused the market to question the bank’s viability and that this may have a severe negative impact on DIM and KST.  In addition to the precedent set by KHI, Western believes that the most prudent action for the Board to take, consistent with their fiduciary duties, is to terminate KST and make the liquidating distributions to shareholders by November 30, 2016.  The Boards have a fiduciary obligation to the shareholders of KST and if the troubles plaguing Deutsche Bank lead to further destruction of value for the shareholders of KST then it is incumbent upon the Board to take the necessary action to limit this negative impact.

As stated earlier, Deutsche recently announced that another closed-end fund, Deutsche High Income Trust (“KHI”) would be terminated by making a liquidating distribution by November 30, 2016.  We see no reason why KST’s shareholders should be treated differently from those of KHI.

KST has a History of Poor Performance and Deep NAV Discount

KST’s Shares have consistently traded at a discount to its per share NAV.  As stated in its most recent Annual Report to Shareholders, during fiscal 2015 alone, KST’s discount widened from 12.4% at the beginning of the year to 16.8% at the end, while KST’s own selected peer group averaged a 6.8% discount at the beginning of the same period and an 11.7% discount at the end.  KST’s discount has consistently been deeper than its peers and its largest discount in the past five years, on August 25, 2015, was an abysmal 18.56%.  KST has traded at a discount every day since August 19, 2013 and in calendar 2015, the average discount was 14.18%.

When a NAV discount is excessive, as is the case with KST, a shareholder who sells his or her Shares is forced to leave behind a substantial portion of the value underlying the Shares at the time of the sale.  We believe that the fair value of a share of common stock of a closed-end fund should be its NAV, or a value very close.  The Board should be taking all steps necessary to reduce the discount or to otherwise take necessary action to give value back to shareholders, however, the Board appears to be doing little to improve the situation.  The time has come for shareholders to stop waiting for things to improve and take action to lessen the discount by electing trustees who have shareholders’ interests at the forefront.

DIM has overseen significant losses in KST and many other of its taxable fixed income funds.  For the period starting February 22, 2013 and ending July 29, 2016, KST’s share price has plummeted from $15.86 to $11.94, which constitutes a -24.72% return (-2.55% with dividends reinvested).  Due to shareholder pressures, all Deutsche-managed taxable fixed income funds have, or are scheduled to be, liquidated or converted into open-end funds.  We think that KST should be liquidated in the same timeframe as KHI.  Why wait?

We Believe the Board’s Long History of Poor Corporate Governance and Lack of Accountability is Indicative of a Board that Wants to Silence the Voice of Shareholders

DIM and the closed-end funds that it manages have a long history of working to undermine and silence dissident shareholders, erecting significant roadblocks for shareholders to take action, and even ignoring the clear will of shareholders who vote at annual meetings.

The KST Board is currently divided into three classes serving staggered three-year terms.  Despite what KST says in its proxy statement, we believe that a classified board unfairly limits accountability to shareholders.  Isn’t it obvious that annual elections promote greater accountability and improve the performance of boards and the funds they oversee?  Furthermore, annual elections are the standard for corporate governance best practices and are recommended by leading proxy advisors, Institutional Shareholder Services (ISS) and Glass Lewis.  The trend over the past several years has been moving away from classified boards, with the vast majority of public companies electing all directors annually.  Embarrassingly, KST’s classified board violates DIM’s own corporate governance voting standards, which states that “directors should be held accountable on an annual basis.”  KST seeks to distinguish boards of closed-end investment funds from those of other companies, however, we see no valid reason for this distinction other than the ability it gives Deutsche to entrench its hand-picked trustees.  DIM and KST have been fighting aggressively to prevent Western from submitting its proposal to declassify the Board.  As discussed in further detail in the Background to the Solicitation section, KST submitted not one, but two, no-action request letters to the SEC arguing that the proposal and supporting statement should be excluded.  Twice the SEC has totally rejected KST’s request to exclude or revise the proposal!

KST and its investment manager, DIM have further tried to block shareholders’ rights by requiring that trustee nominees be elected by a majority of all shares outstanding, rather than a majority of the shares at a meeting.  This standard makes the election of any trustee nearly impossible in a contested election and has enabled KST to permit its losing incumbents to remain in office following contested elections, which is exactly what happened at the annual meetings of various Deutsche-managed closed-end funds in 2008 and 2010.  Indeed, there are many instances at other Deutsche-managed funds where Western’s nominees have received the vast majority of votes at the actual meeting only to see the incumbents remain in office due to this overly-burdensome and shareholder-unfriendly requirement.  For example, at the 2010 annual meeting of DWS RREEF World Real Estate Fund, Inc. (“DRP”), Western’s nominees received approximately 69% of the votes cast at the meeting, however, this only constituted approximately 29% of the total shares outstanding (holders of less than 45% of the outstanding common shares were present at the meeting).  At the 2008 annual meeting of DWS Enhanced Commodity Strategy Fund, Inc. (“GCS”), Western’s nominees received approximately 65% of the votes cast at the meeting, however, this constituted less than 36% of the shares outstanding (holders of less than 52% of the outstanding common shares were present at the meeting).  Similarly, at the 2010 annual meeting of Deutsche High Income Opportunities Fund, Inc. (“DHG”), Western’s nominees received approximately 58% of the votes cast at the meeting, which constituted less than 28% of the shares outstanding (holders of less than 52% of the outstanding common shares were present at the meeting).  It is extremely difficult to get a majority of all outstanding shares, given the low numbers of votes historically cast at contested meetings of Deutsche-managed closed-end funds, relative to the number of shares outstanding (excluding broker non-votes) and it is clear to us that this requirement was adopted in order to ensure that contested elections would fail.

The members of KST’s Board have a long history of acting in an undemocratic manner at other Deutsche-managed closed-end funds, by failing to recognize the votes that were properly cast at the meetings, failing to seat dissident directors who won the overwhelming majority of votes cast at annual meetings and failing to hold timely annual meetings.  For example, at DHG’s 2010 annual meeting a quorum was present and Western’s proposal to declassify the board passed with 68% of the vote, however, the DHG board, which included all of the current trustees on the current KST Board, never took action to implement this clear shareholder mandate.  Furthermore, GCS refused to hold an annual meeting in 2009 after a vote of no-confidence by shareholders in 2008 because if it had two consecutive failed elections under then-current law, a shareholder could have petitioned for GCS’s dissolution.  It took a lawsuit by Western to force GCS to hold its annual meeting in 2010.

Our proposal to declassify the Board, if approved by shareholders and not ignored by the Board, would be an important first step to moving KST in the direction of proper corporate governance and will allow more productive shareholder engagement and increased trustee accountability.  However, more remains to be done and we believe that it is absolutely necessary that the Board be reconstituted with individuals, such as our Nominees, dedicated to seeking paths to enhance shareholder value.

Western Believes the Current Independent Board Members, who Receive Compensation of up to $375,000 from Service on [103] Funds, May Be Too Beholden to KST’s Investment Manager

According to KST’s most recent proxy statement, all incumbent independent trustees are a trustee or director of at least [103] funds in the Deutsche fund complex.

We question whether service by each of KST’s trustees of at least [103] funds in the same fund complex is in the best interests of KST’s shareholders.  We also question the effect this arrangement may have on their independent judgment as trustees of KST.

Consider the inherent conflicts of interest that we believe could arise as a result of serving as a trustee or director of so many registered investment companies and as a result of the incumbent trustees’ lucrative arrangement whereby they collect an amount up to $375,000 in annual fees in the aggregate for their service on [103] Deutsche fund boards.  We question whether this is a reason the board has decided to terminate KHI in 2016 but has delayed termination of KST.

SERIOUS ACTION IS NEEDED.  IT IS TIME TO SEND A MESSAGE TO THE BOARD BY VOTING FOR WESTERN’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	Western and its affiliates are long-term investors and have invested in KST and other Deutsche-managed funds since 1997.

•
In 2008 and 2010, Western ran proxy contests at several Deutsche-managed closed-end investment funds.  Western’s platform highlighted that (i) DIM was unfit to manage any other closed-end fund, (ii) had a history of disregarding best practice corporate governance recommendations and (iii) that the board was too beholden to Deutsche due to the lucrative compensation arrangements.  DHG held its 2010 annual meeting on May 24, 2010 and while there were sufficient shareholders to constitute a quorum, DHG, however, stated that none of the nominees received a sufficient number of votes to be elected to the board and therefore the incumbent slate continued as trustees.  In order to have a quorum, DHG needed merely 30% of the shares present in person or by proxy, however, the vote required to elect a nominee was the affirmative vote of a majority of the shares outstanding.  This was a near-impossible standard to meet and in Western’s opinion was designed to ensure that contested elections failed. Western’s shareholder proposal to declassify the DHG board passed with 68% of the vote but the board never implemented it.

•
On October 4, 2010, Western entered into a Settlement Agreement with DIM (the “2010 Settlement Agreement”), pursuant to which DIM agreed to cause certain funds to take certain actions, including a tender offer, a share repurchase program, a merger of certain Deutsche funds and changes to their investment objectives.  Included in the Settlement Agreement were certain standstill restrictions (the “Standstill”) which restricted certain actions by Western for the next five years.

•	On October 31, 2015 the restrictions imposed by the Standstill expired and Western was able to again fight for shareholder-friendly changes at KST and other Deutsche-managed funds.

•
Following October 31, 2015, Western engaged in various discussions with KST, its management and its Board because Western was disappointed to find that once it had been silenced under the Standstill, Deutsche went back to its old ways of permitting excessive discounts of NAVs to exist and restricting accountability to shareholders.

•	On February 26, 2016, the KHI Board announced that it would terminate KHI, by the making of a liquidating distribution, by November 30, 2016.

•
On April 18, 2016, pursuant to KST’s Bylaws, Western delivered a letter to KST (the “Nomination Letter”) nominating Arthur D. Lipson, Robert S. Ferguson, Matthew S. Crouse and Neil R. Chelo, for election to the Board at the Annual Meeting of stockholders and stating that Western intends to deliver a proxy statement and form of proxy to KST’s shareholders and solicit proxies in support of the Nominees.  Also, on April 18, 2016 Western submitted to KST a proposal and supporting statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to take the necessary steps to declassify the Board so that all trustees are elected on an annual basis (the “Western Proposal”).

•
Subsequent to the submission of the Nomination Letter, Mr. Lipson spoke with KST President and Chief Executive Officer, Brian Binder, several times, in an attempt to settle the matter without a proxy contest.  These discussions were unsuccessful.

•
On May 27, 2016, KST submitted to the SEC a no-action request letter (the “Initial No-Action Request”), requesting that the SEC permit KST to exclude the Western Proposal entirely pursuant to Rule 14a-8(i)(3) and Rule 14a-9 under the Exchange Act.  On June 24, 2016, the SEC rejected KST’s request thereby permitting the Proposal, stating that it was “unable to concur in [KST’s] view that [KST] may exclude the Western Proposal” and that it was “unable to conclude that [KST has] demonstrated objectively that the portions of the supporting statement [KST] reference[s] are materially false or misleading in violation of Rule 14a-9.”

•	One June 22, 2016, Mr. Lipson flew from Salt Lake City, Utah to New York City to meet with Mr. Binder to again discuss a settlement to avoid a proxy contest. Again, this discussion was unsuccessful.

•
On July 1, 2016, KST shockingly submitted to the SEC a second no-action request letter (the “Second No-Action Request”) again seeking to limit the Western Proposal.  On July 27, 2016, the SEC again rejected KST’s request, permitting the Western Proposal in its entirety and without revision.

•	On July 13, 2016, the KST Board announced that it would terminate KST, by the making of a liquidating distribution, by December 31, 2018.

•
On July 19, 2016, Western issued a press release announcing that it had submitted the Rule 14a-8 proposal to declassify the Board, to express its dismay that KST has wasted shareholder assets in multiple failed efforts to seek to block or change the proposals and or accompanying statements, but that Western is pleased that the SEC has rejected such efforts by KST.  Western filed the press release with the SEC under Schedule 14A.

•
On July 29, 2016, Western issued a press release highlighting Deutsche Bank’s severe financial deterioration and asking investors to consider what impact that might have on DIM’s ability to manage the KST portfolio.  Western filed the press release with the SEC under Schedule 14A.

PROPOSAL NO. 1
ELECTION OF TRUSTEES

The Board is currently composed of eleven (11) trustees, four (4) of whom are up for election at the Annual Meeting.  While the Board is currently divided into three classes, stockholders are being asked to approve a non-binding proposal to declassify the Board at the Annual Meeting.  However, any declassification would not change the unexpired three-year terms of trustees elected prior to the effectiveness of the amendments (including trustees elected at the Annual Meeting). We are seeking your support at the Annual Meeting to elect our four (4) Nominees in opposition to KST’s trustee nominees to serve a three-year term expiring at the 2019 Annual Meeting.  As previously announced by KST, the Board has approved the termination of KST pursuant to which it will make a liquidating distribution to shareholders no later than December 31, 2018.  Therefore, the Nominees, if elected, will serve until the termination of KST.  In the event that the termination of KST does not occur, the Nominees, if elected, would serve until the annual meeting in 2019.  Our Nominees, if elected, will constitute a minority of the Board.

OUR NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, or offices for the past five (5) years of each of our Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of KST’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that our Nominees should serve as trustees of KST are set forth below.

Arthur D. Lipson (Age 73) has been managing private investment partnerships since 1995.  He has been the sole managing member of Western Investment LLC which has acted as the general partner, managing member or investment manager, as the case may be, of private investment partnerships in certain funds since 1997.  Western specializes in investing in undervalued companies.  Mr. Lipson has additional substantial experience in sales and trading and research, including previously heading all fixed income research for Lehman Brothers and for Paine Webber, was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices.  From 2007 to 2008, Mr. Lipson served as a director of Pioneer Municipal and Equity Income Trust (“PBF”), during which time Mr. Lipson oversaw the elimination of a 17% discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open-end fund.  Mr. Lipson received a Masters of Science from Columbia University and a Bachelors of Science from the California Institute of Technology.  We believe that Mr. Lipson’s extensive investment experience, particularly with respect to closed-end funds, gives him a deep understanding of the challenges and issues facing KST and that he would make a valuable addition to the Board.

Robert Ferguson (Age 59) is founder and Chief Investment Officer of Benchmark Plus Management LLC, an investment manager and adviser, since 1997. Prior to his time at Benchmark Plus, Mr. Ferguson co-founded Ferguson Bakken Strategies, Inc, an investment adviser, in 1993. Before that, Mr. Ferguson was Director, Pension Fund Investments at Weyerhaeuser Company (NYSE:WY), a company that produces softwood lumber, pulp, paper and packaging products. While at Weyerhaeuser, Mr. Ferguson shared responsibility for the investment management of the $1 billion pension fund. His job there included investment architecture, manager selection and performance measurement. Mr. Ferguson also managed the pension fund's derivative portfolio that had a market exposure in excess of $100 million.  Prior to joining Weyerhaeuser in 1986, Mr. Ferguson managed all futures and options applications for First Chicago Investment Advisors (later Brinson Partners). The firm had close to $8 billion under management. While at First Chicago, Mr. Ferguson managed the firm's $100 million Stock Index Fund and was a member of the Asset Allocation Committee. He played a key role in developing the Multiple Markets Index, an index comprised of global stocks and bonds, real estate and venture capital, and contributed to papers published in the Financial Analysts Journal.  Before receiving his M.B.A. from the Wharton School, Mr. Ferguson worked for three and a half years as a systems analyst for Weyerhaeuser Company. Mr. Ferguson received his Bachelors of Science from Oregon State University.  We believe that Mr. Ferguson’s extensive investment background, particularly with respect to closed-end funds, will allow him to have an immediate and significantly positive impact on the Board.

Matthew S. Crouse (Age 44) has worked at Western Investment LLC, a private investment firm, since February 2003 and currently serves as a Portfolio Manager.  In this role he has helped Western craft value-added strategies that have benefited shareholders of numerous closed-end mutual funds.  Prior to his work at Western, Mr. Crouse worked as manager of market risk at Duke Energy Corporation (NYSE:DUK), an electric power holding company, from 2002 to 2003.  Prior to that, from 2001 to 2002, Mr. Crouse, served as director of research at New Power Holdings Inc., a provider of electricity and natural gas to residential and small commercial customers in the United States.  Mr. Crouse has also been employed as an adjunct professor in the M.B.A. program at Westminster College, since September 2015.  Mr. Crouse graduated magna cum laude in Electrical Engineering from Rice University in 1993 where he also earned a Ph.D. in Electrical Engineering in 1999.  Matt earned an M.S. in Electrical Engineering from the University of Illinois in 1995 and earned an M.B.A. in Finance from the University of Houston in 2003.  Mr. Crouse earned the CFA charterholder designation in 2005 and is currently a member of the CFA Society of Salt Lake City.  We believe that Mr. Crouse’s vast experience, particularly with respect to closed-end mutual funds, along with his extensive academic background, would make him a valuable addition to the Board.

Neil R. Chelo (Age 44), has worked at Benchmark Plus Management, L.L.C., an investment manager and adviser, since October 2003 and currently serves as Director of Research. Prior to his time at Benchmark Plus, Mr. Chelo served as Portfolio Manager at Rampart Investment Management, an investment manager and adviser, where he worked from 1996 to 2003. Mr. Chelo earned a Bachelor of Science in Finance in 1993 from Bentley University, where he also earned a Master of Science in Finance in 2000. Mr. Chelo earned the CFA (Chartered Financial Analyst) designation in 1999, the FRM (Financial Risk Manager) designation in 2002, and the CAIA (Chartered Alternative Investment Analyst) designation in 2006. He is a former board member of the Seattle Alternative Investment Association and is an active member of the CFA Society of Seattle. Mr. Chelo is also co-author of the bestselling book "No One Would Listen" and was featured in the documentary "Chasing Madoff', both of which highlighted his role in exposing the Madoff fraud and in 2009 he was named as one of the "Rising Stars of Hedge Funds" by Institutional Investors.  We believe that Mr. Chelo's more than two decades of experience analyzing and trading in the securities of closed-end funds gives him strong insight into the challenges and issues facing KST and would make him an asset on the Board.

There can be no assurance that the election of our Nominees will improve KST’s business and or otherwise enhance shareholder value.  Your vote to elect the Nominees will have the legal effect of replacing four incumbent trustees of KST with our Nominees.

The election of the Nominees requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

For additional information concerning our Nominees, see Appendix B – Additional Information About the Nominees (which is incorporated herein by reference).

WE URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2
PROPOSAL TO DECLASSIFY THE BOARD OF TRUSTEES

Due to what we believe to be a serious lack of accountability at the Board level, as discussed in further detail above, the Board should take the necessary steps to declassify the Board so that all trustees are elected on an annual basis.  We believe that a classified board allows KST and its trustees to have limited accountability to shareholders.  The trend over the past several years, and the position of the leading proxy advisory firms, has been toward greater accountability of boards, however, KST has fought to maintain this entrenchment device.

Accordingly, we have submitted the following proposal for shareholder approval at the Annual Meeting.

Proposal

RESOLVED, that the shareholders of Deutsche Strategic Income Trust (“KST”) hereby request that the Board of Directors of KST (the “Board”) take the necessary steps to declassify the Board so that all directors are elected on an annual basis.  Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected directors.

Supporting Statement:

We believe the annual election of all directors encourages board accountability to its shareholders and when directors are held accountable for their actions, they perform better.  This view is shared by most, who believe it to be the standard for corporate governance best practices.  According to FactSet Research Systems, the vast majority of companies in the S&P 500 and Russell 1000 indexes elect all directors annually, with only approximately 10.5% and 25%, respectively, of companies retaining classified boards.

Currently, the KST Board is divided into three classes serving staggered three-year terms.  It is our belief that the classification of the Board is strong proof that the Board is not acting in the best interests of shareholders.  A classified board protects the incumbents, which in turn limits accountability to shareholders.

KST’s investment manager, Deutsche Investment Management Americas Inc. (“DIM”), has further blocked shareholder rights by requiring that directors be elected by a near-impossible absolute majority of shares outstanding, rather than a majority of shares voting, thereby enabling losing incumbents to remain in office following a contested election.

Further, KST’s Board has a long history of acting in an undemocratic manner by failing to recognize all votes cast, failing to seat dissident directors who won the overwhelming majority of votes cast at annual meetings and failing to hold timely annual meetings.

Subsequently, the director of the SEC’s Division of Investment Management has publicly criticized all of these shareholder-unfriendly behaviors.

We remain committed to improving corporate governance at KST for the benefit of all shareholders. Declassification of the Board is a positive step which will allow more productive shareholder engagement and will help KST achieve its optimal valuation.

In this challenging economic environment, accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments in KST.  Sadly, KST’s shares have consistently traded at a persistent discount to its per share net asset value.  For example, on August 25, 2015, the discount was an abysmal 18.56%.

DIM has overseen significant losses in KST and its seven taxable sister funds.  Due to shareholder pressures (including overwhelming losses in proxy contests), six of the seven funds have, or are scheduled to be, liquidated or converted into open-end funds.

KST’s classified board and majority voting requirements also violate DIM’s own corporate governance voting standards, an embarrassing contradiction.

If this proposal is approved and adopted by the Board, all directors would be subject to annual election after the phase-in period.

For a greater voice in KST’s corporate governance and to increase the accountability of the Board to shareholders, we urge you to vote FOR this proposal.

The approval of our proposal requires the affirmative vote of a majority of the shares entitled to vote on the matter.  You should be aware that this proposal is non-binding and therefore even if shareholders approve of the proposal at the Annual Meeting, the Board is allowed to ignore it, as boards of Deutsche-managed funds have done in the past.  Due to the entrenchment-friendly provisions of KST’s Bylaws, in order to eliminate KST’s classified board structure, at least a majority of the Trustees (6 out of 11) and eighty percent (80%) of the “continuing trustees” (as defined in the Bylaws) would ultimately need to approve a formal amendment repealing the classified board provisions.  We question whose interests these provisions are serving - the shareholders who believe in greater board accountability and wish to see this proposal implemented or an incumbent board that continues to collect large sums in annual compensation from Deutsche.

YOU ARE URGED TO VOTE FOR WESTERN’S PROPOSAL TO DECLASSIFY THE BOARD OF TRUSTEES ON THE ENCLOSED GOLD PROXY CARD

VOTING AND PROXY PROCEDURES

KST has set the close of business on July 20, 2016 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to KST, as of the Record Date, there were [_______] Shares outstanding.

VOTES REQUIRED FOR APPROVAL

Election of Trustees – The election of a trustee of KST requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

Proposal to Declassify the Board – The approval of Proposal 2 requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

The information set forth above regarding the vote required to elect trustees is based on information contained in KST’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such process and procedures are legal, valid or binding.

ABSTENTIONS

Abstentions will be counted for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast on any proposal set forth in this Proxy Statement.  Accordingly, abstentions will have the effect of a vote against the election of Western’s Nominees and Western’s proposal to declassify the Board.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

For additional and related information concerning the voting and proxy procedures for the Annual Meeting, see Appendix A - Information Concerning the Annual Meeting (which is incorporated herein by reference).

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET, AS DESCRIBED ON THE ENCLOSED GOLD PROXY CARD, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

OTHER MATTERS, PARTICIPANT AND ADDITIONAL INFORMATION

Western is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Western is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

We are asking you to vote FOR the election of our Nominees and FOR our proposal to declassify the Board.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to KST’s nominees.  We intend to vote all of our Shares for the election of our Nominees and for the proposal to declassify the Board and will not vote our Shares in favor of any of KST’s trustee nominees.

Western has omitted from this proxy statement certain disclosure required by applicable law that is already included in KST’s proxy statement.  This disclosure includes, among other things, biographical information on KST’s trustees and executive officers, the dollar range of Shares owned by trustees of KST and information on committees of the Board.  Shareholders should refer to KST’s proxy statement in order to review this disclosure.

According to KST’s proxy statement, KST’s investment manager is Deutsche Investment Management Americas Inc., with headquarters at 345 Park Avenue, New York, New York 10154.

For information concerning the participants in this Solicitation, see Appendix C – Information Concerning the Participants (which is incorporated herein by reference).  For information concerning transactions in securities of KST during the past two years by the participants in this solicitation, see Appendix D - Transactions in the Securities of KST During the Past Two Years (which is incorporated herein by reference.

See Appendix E - Security Ownership of Certain Beneficial Owners (which is incorporated herein by reference) for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of KST.

The information concerning KST contained in this Proxy Statement and the appendices attached hereto has been taken from, or is based upon, publicly available information.

WESTERN INVESTMENT LLC

___________ ____, 2016

THIS SOLICITATION IS BEING MADE BY WESTERN AND NOT ON BEHALF OF THE BOARD OF TRUSTEES OR MANAGEMENT OF KST.  WESTERN IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH WESTERN IS NOT AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WESTERN URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF WESTERN’S NOMINEES, EITHER BY TELEPHONE OR BY INTERNET AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

APPENDIX TO PROXY STATEMENT

FILED BY

WESTERN INVESTMENT LLC

RELATING TO

THE 2016 ANNUAL MEETING OF SHAREHOLDERS OF

DEUTSCHE STRATEGIC INCOME TRUST1

Appendix A - Information Concerning the Annual Meeting

Appendix B - Additional Information About the Nominees

Appendix C - Information Concerning the Participants

Appendix D - Transactions in the Securities of KST During the Past Two Years

Appendix E - Security Ownership of Certain Beneficial Owners

1 Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Proxy Statement.

APPENDIX A

INFORMATION CONCERNING THE ANNUAL MEETING

The proxy statement, including the appendices attached thereto (the “Proxy Statement”), relates to the 2016 Annual Meeting of Shareholders of Deutsche Strategic Income Trust (“KST”).  The address of the principal executive offices of KST is 345 Park Avenue, New York, New York 10154.  KST’s Secretary may be contacted c/o Deutsche Investment Management Americas Inc., One Beacon Street, Boston, Massachusetts 02108.

VOTING AND PROXY PROCEDURES

Shareholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment LLC, c/o InvestorCom, Inc., in the enclosed postage-paid envelope.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Western’s Nominees, FOR Western’s proposal to declassify the Board, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The presence in person or by proxy of shareholders entitled to cast 30% of the Shares outstanding of KST constitutes a quorum for the Annual Meeting.  All Shares that are actually voted on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to be voted at the Annual Meeting.

ABSTENTIONS; BROKER NON-VOTES

Broker-dealer firms holding shares of KST in “street name” for the benefit of their customers and clients will request instructions from such customers and clients prior to the Annual Meeting on how to vote their shares. Under the rules of the New York Stock Exchange (“NYSE”), in non-routine matters a broker member may not authorize any proxy without instructions from the customer.  Votes that, in accordance with the NYSE rules, are not cast by broker-dealer firms on those non-routine matters are called “broker non-votes.”

In the event that there are no routine matters to be voted on, there will be no broker non-votes and shares held in street name for which voting instructions have not been received will be treated identically to shares held by a record holder who does not appear at the meeting in person or by proxy, i.e., the holder of those shares is not present for purposes of a quorum.  Abstentions will be considered to be present at the Annual Meeting for purposes of determining the existence of a quorum.

For the purpose of electing the Nominees, the failure to return a properly executed GOLD proxy card or otherwise authorize a proxy or an abstention will have the same effect as a “withhold” vote.

For the purpose of the shareholder proposal, the failure to return a properly executed GOLD proxy card or otherwise authorize a proxy or an abstention will have the same effect as an “against” vote.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not for purposes of the Annual Meeting be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Shareholders of KST may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a later-dated proxy by Internet, by telephone or by mail, or by delivering a written notice of revocation.  The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Western in care of InvestorCom, Inc. (“InvestorCom”) at the address set forth on the back cover of the Proxy Statement or to KST’s Secretary c/o Deutsche Investment Management Americas Inc., One Beacon Street, Boston, Massachusetts, 02108 or to any other address provided by KST.  Although a revocation is effective if delivered to KST, Western requests that either the original or photostatic copies of all revocations be mailed to Western in care of InvestorCom at the address set forth on the back cover of the Proxy Statement so that Western will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares.  If you hold your Shares in street name, please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.  Additionally, InvestorCom may use this information to contact shareholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to the Proxy Statement is being made by Western.  Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Western has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $[______], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Western has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Western will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that InvestorCom will employ approximately [___] persons to solicit KST’s shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Western.  Certain of the participants in this solicitation have separately agreed to reimburse Western on a pro rata basis for these expenses.  Because Western believes that KST’s shareholders will benefit from this solicitation, Western intends to seek reimbursement from KST, to the fullest extent permitted by law, of all expenses it incurs in connection with this solicitation.  Western does not intend to submit the question of such reimbursement to a vote of security holders of KST unless otherwise required by law.  Costs of this solicitation of proxies are currently estimated to be approximately $[______].  We estimate that through the date hereof, its expenses in connection with this solicitation are approximately $[______].

SHAREHOLDER PROPOSALS

According to KST’s proxy statement, KST has established advanced notice requirements pursuant to its Amended and Restated Bylaws (the “Bylaws”) for the submission of shareholder proposals to be considered by shareholders at the 2017 annual meeting (the “2017 Annual Meeting”).  Pursuant to the advance notice provisions of the Bylaws, for nominations of individuals for election to the Board or other business to be properly brought before the 2017 Annual Meeting, shareholders must give timely notice in writing to the Secretary of KST at Deutsche Investment Management Americas Inc., One Beacon Street, Boston, MA 02108.  To be timely, a shareholder’s notice shall set forth all information required pursuant to the advance notice requirements and shall be delivered to the Secretary of KST not earlier than [__________] and not later than [__________].  However, in the event that the date of the 2017 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of such 2017 Annual Meeting and not later than 5:00 p.m., Eastern time, on the 90th day prior to the date of such 2017 Annual Meeting or, if the first public announcement of the date of such 2017 Annual Meeting is less than 100 days prior to the date of such 2017 Annual Meeting, the tenth day following the day on which public announcement of the date of such 2017 Annual Meeting is first made. The timely submission of a proposal, however, does not guarantee that it will be considered at the applicable annual meeting.

Shareholders wishing to submit proposals for inclusion in KST’s proxy statement for the 2017 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should send such written proposal to the Secretary of KST within a reasonable time before the solicitation of proxies for such meeting.  KST will treat any such proposal received no later than [__________] as timely.  The timely submission of a proposal does not guarantee its inclusion in KST’s proxy statement.

The information set forth above regarding the procedures for submitting shareholder nominations and proposals for consideration at the 2017 Annual Meeting is based on information contained in KST’s proxy statement.  The incorporation of this information in the Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

APPENDIX B

ADDITIONAL INFORMATION ABOUT THE NOMINEES

Western has nominated four (4) highly-qualified individuals as trustees at the Annual Meeting: Arthur D. Lipson, Robert Ferguson, Matthew S. Crouse and Neil R. Chelo.

As of the date hereof, the dollar range of equity securities of KST beneficially owned by the Nominees and the aggregate dollar range of equity securities in all funds to be overseen by the Nominees, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds to be Overseen by the Nominee in Family of Investment Companies
Neil R. Chelo	None	None
Matthew S. Crouse	None	None
Robert S. Ferguson	Over $100,000	Over $100,000
Arthur D. Lipson	Over $100,000	Over $100,000

The Nominees do not currently oversee any portfolios in KST’s Fund Complex, provided however, that each of the Nominees has been nominated for election as a trustee of Deutsche Multi-Market Income Trust (“KMM”).  As of the close of business on July 29, 2016, Mr. Lipson did not directly own any securities of KST.  Mr. Lipson, as the managing member of Western, may be deemed to beneficially own the 189,390 Shares beneficially owned by Western as of the close of business on July 29, 2016.  As of the close of business on July 29, 2016, Mr. Ferguson did not directly own any securities of KST.  Mr. Ferguson, as a manager of Benchmark Plus Management, LLC (“BPM”), may be deemed to beneficially own the 59,027 Shares beneficially owned by BPM as of July 29, 2016.  As of the close of business on July 29, 2016, Messrs. Crouse and Chelo did not own, beneficially or of record, any shares of capital stock of KST and have not engaged in any transactions in securities of KST during the past two (2) years.  Mr. Crouse is an employee of Western, which beneficially owned 189,390 Shares as of July 29, 2016.  Mr. Chelo is an employee of BPM, which beneficially owned 59,027 Shares as of July 29, 2016.  Each of our Nominees, as a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the Shares owned in the aggregate by the other members of the group.  Each of our Nominees disclaims beneficial ownership of such Shares, except to the extent of his or her pecuniary interest therein.  For information regarding purchases and sales of securities of KST during the past two (2) years by certain members of the Western Group, see Appendix D – Transactions in Securities of KST During the Past Two Years (which is incorporated herein by reference).

None of the Nominees, nor their affiliates or any other related persons, has, during the past 5 years, held any position, including as an officer, employee, trustee or general partner, with (i) KST, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the Investment Company Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as KST, (iii) KST’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of KST’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of KST’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of KST, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which any of the Nominees is an officer.

Since the beginning of KST’s last two completed fiscal years, none of the Nominees nor any of their associates was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) KST, (ii) any of its officers, (iii) any investment fund, or officer thereof, or any person, or officer thereof, that would be an investment fund but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as KST, (iv) KST’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of KST’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

None of the Nominees nor any of their Immediate Family Members (as such term is defined in the Investment Company Act) has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) KST’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with KST’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees nor any of their Immediate Family Members owns beneficially or of record any class of securities in (i) KST’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with KST’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees or any of their Immediate Family Members has, or has had since the beginning of KST’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A.

The principal business address of Messrs. Lipson and Crouse is c/o Western Investment LLC, P.O. Box 71279, Salt Lake City, Utah 84171.  The principal business address of Messrs. Ferguson and Chelo is c/o Benchmark Plus Management, L.L.C., 820 A Street, Suite 700, Tacoma, Washington 98402.

On April 18, 2016, the Nominees entered into a Joint Filing and Solicitation Agreement  (the “Joint Filing and Solicitation Agreement”) with the other members of the Western Group in which, among other things, (a) the Western Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of KST and (b) the Western Group agreed to form the group for the purpose of soliciting proxies or written consents for the election of the Nominees at the 2016 Annual Meeting and for the 14a-8 Proposal and for the purpose of taking all other actions incidental to the foregoing.

The Western Group believes that each Nominee presently is, and if elected as a trustee of KST, will be, an “independent director” within the meaning of (i) applicable New York Stock Exchange listing standards applicable to board composition, including Rule 303A.02, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002, as amended.  No Nominee is a member of KST’s compensation, nominating or audit committees that is not independent under any such committee’s applicable independence standards.

Other than as stated herein, there are no arrangements or understandings among members of the Western Group and any of our Nominees or any other person or persons pursuant to which the nomination of our Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a trustee of KST, if elected as such at the Annual Meeting.  None of our Nominees is a party adverse to KST, or any of its subsidiaries, or has a material interest adverse to KST, or any of its subsidiaries, in any material pending legal proceeding.

We do not expect that any of our Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, we reserve the right to nominate substitute person(s) if KST makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, the Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if KST increases the size of the Board above its existing size or increases the number of trustees whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Western Group that any attempt to increase the size of the current Board or to change the classifications of the Board would constitute an unlawful manipulation of KST’s corporate machinery.

Each of the Nominees is a citizen of the United States of America.

The information provided above has been furnished to Western by the Nominees.

APPENDIX C

INFORMATION CONCERNING THE PARTICIPANTS

Western Investment LLC (“Western”), Western Investment Hedged Partners L.P. (“WIHP”), Western Investment Total Return Partners L.P. (“WITRP”), Benchmark Plus Institutional Partners, L.L.C. (“BPIP”), Benchmark Plus Management, L.L.C. (“BPM”), Arthur D. Lipson, Robert Ferguson and the remaining Nominees (each a “Participant” and collectively, the “Participants”) formed a group in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of the close of business on July 29, 2016, the Western Group collectively owned an aggregate of 248,417 Shares, constituting approximately 5.6% of the Shares outstanding.  As of the close of business on July 29, 2016, WIHP beneficially owned 102,622 Shares.  As of the close of business on July 29, 2016, WITRP beneficially owned 85,868 Shares.  As of the close of business on July 29, 2016, Western directly owned 900 Shares and as the general partner of each of WIHP and WITRP, may be deemed to beneficially own the 188,490 Shares owned in the aggregate by WIHP and WITRP.  As of the close of business on July 29, 2016, Mr. Lipson, as the managing member of Western, may be deemed to beneficially own the 189,390 Shares beneficially owned by Western.  As of the close of business on July 29, 2016, BPIP beneficially owned 59,027 Shares.  BPM, as the managing member of BPIP, may be deemed to beneficially own the 59,027 Shares owned by BPIP.  Mr. Ferguson, as a manager of BPM, may be deemed to beneficially own the 59,027 Shares beneficially owned by BPM.  As of the close of business on July 29, 2016, neither of Messrs. Crouse or Chelo beneficially owned any Shares.  Each of the Participants, as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act may be deemed to beneficially own the Shares owned by the other members of the Western Group.  Each member of the Western Group specifically disclaims beneficial ownership of the Shares disclosed herein that he or it does not directly own, except to the extent of his or its pecuniary interest therein.

The Shares directly owned by each of WIHP, WITRP, Western and BPIP were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).  For information regarding purchases and sales of securities of KST during the past two years by Participants, see Appendix D - Transactions in the Securities of KST During the Past Two Years (which is incorporated herein by reference).

Members of the Western Group may, from time to time, enter into and dispose of additional cash-settled equity swap or other similar derivative transactions with one or more counterparties that are based upon the value of the Shares, which transactions may be significant in amount.  The profit, loss and/or return on such additional contracts may be wholly or partially dependent on the market value of the Shares, the relative value of such Shares in comparison to one or more other financial instruments, indexes or securities, a basket or group of securities in which such Shares may be included, or a combination of any of the foregoing.  Members of the Western Group may also, from time to time, enter into stock loan agreements with one or more counterparties in the ordinary course of business pursuant to which members of the Western Group may lend their Shares subject to recall at their discretion.

The principal business of Western is acting as the general partner of WIHP and WITRP.  The principal business of BPM is acting as the managing member of BPIP.  The principal business of each of WIHP, WITRP and BPIP is acquiring, holding and disposing of investments in various companies. The principal business of Mr. Lipson is acting as the managing member of Western.  The principal business of Mr. Ferguson is acting as a managing member of BPM.  The principal business of Mr. Chelo is serving as Director of Research at BPM.  The principal business of Mr. Crouse is serving as Portfolio Manager at Western.

C-1

The address of the principal business and principal office of each of WIHP, WITRP, Western and Messrs. Lipson and Crouse is c/o Western Investment LLC, P.O. Box 71279, Salt Lake City, Utah 84171.  The business address of each of BPIP, BPM and Messrs. Ferguson and Chelo is c/o Benchmark Plus Management, L.L.C., 820 A Street, Suite 700, Tacoma, Washington 98402.

On April 18, 2016, the Western Group entered into a Joint Filing and Solicitation Agreement  (the “Joint Filing and Solicitation Agreement”) in which, among other things, (a) the Western Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of KST and (b) the Western Group agreed to form the group for the purpose of soliciting proxies or written consents for the election of the Nominees at the 2016 Annual Meeting and for the 14a-8 Proposal and for the purpose of taking all other actions incidental to the foregoing.

Western provides recommendations from time to time to BPIP with respect to purchases and sales of Shares, pursuant to an oral agreement between Western and BPIP.

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of KST; (iii) no Participant owns any securities of KST which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of KST during the past two years; (v) no part of the purchase price or market value of the securities of KST owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of KST, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of KST; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of KST; (ix) no Participant or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of KST’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which KST or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his associates has any arrangement or understanding with any person with respect to any future employment by KST or its affiliates, or with respect to any future transactions to which KST or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the  Annual Meeting; (xii) no Participant holds any positions or offices with KST; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by KST to become a director or executive officer and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of KST.  There are no material proceedings to which any Participant or any of his associates is a party adverse to KST or any of its subsidiaries or has a material interest adverse to KST or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

Except as set forth in this Proxy Statement there are no arrangements or understandings between any member of the Western Group and the Nominees or any other Participant in this solicitation.

C-2

APPENDIX D

TRANSACTIONS IN SECURITIES OF KST
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

WESTERN INVESTMENT HEDGED PARTNERS L.P.

Sale of Common Stock	(8,500)	08/06/14
Sale of Common Stock	(400)	08/07/14
Sale of Common Stock	(1,800)	09/17/14
Sale of Common Stock	(400)	09/18/14
Sale of Common Stock	(2,200)	09/30/14
Sale of Common Stock	(900)	10/16/14
Sale of Common Stock	(500)	10/17/14
Sale of Common Stock	(878)	10/28/14
Sale of Common Stock	(2,220)	12/16/14
Sale of Common Stock	(132)	01/28/15
Purchase of Common Stock	3,200	06/22/15
Purchase of Common Stock	2,700	06/23/15
Sale of Common Stock	(1,200)	06/29/15
Sale of Common Stock	(300)	07/08/15
Sale of Common Stock	(2,700)	07/09/15
Sale of Common Stock	(1,200)	07/10/15
Sale of Common Stock	(2,400)	07/13/15
Sale of Common Stock	(2,041)	07/14/15
Purchase of Common Stock	2,188	11/30/15
Purchase of Common Stock	1,372	12/01/15
Purchase of Common Stock	6,200	12/02/15
Purchase of Common Stock	3,220	12/03/15
Purchase of Common Stock	3,400	12/04/15
Purchase of Common Stock	2,728	12/07/15
Purchase of Common Stock	2,100	12/08/15
Purchase of Common Stock	2,200	12/09/15
Purchase of Common Stock	588	12/10/15
Purchase of Common Stock	3,098	12/11/15
Purchase of Common Stock	1,652	12/14/15
Purchase of Common Stock	4,400	12/15/15
Purchase of Common Stock	493	12/16/15
Purchase of Common Stock	1,208	12/17/15
Purchase of Common Stock	1,985	12/18/15
Purchase of Common Stock	9,930	12/21/15
Purchase of Common Stock	7,000	12/22/15
Purchase of Common Stock	1,972	12/23/15
Purchase of Common Stock	2,500	12/24/15
Purchase of Common Stock	1,500	12/28/15
Purchase of Common Stock	3,679	12/29/15
Purchase of Common Stock	5,176	12/30/15

Purchase of Common Stock	4,602	12/31/15
Purchase of Common Stock	8,565	01/04/16
Purchase of Common Stock	649	01/05/16
Purchase of Common Stock	3,700	01/06/16
Purchase of Common Stock	4,100	01/07/16
Purchase of Common Stock	2,600	01/08/16
Purchase of Common Stock	7,651	01/11/16
Purchase of Common Stock	4,019	01/12/16
Purchase of Common Stock	3,800	01/13/16
Purchase of Common Stock	7,011	01/14/16
Purchase of Common Stock	3,485	01/15/16
Purchase of Common Stock	6,606	01/19/16
Purchase of Common Stock	2,605	01/20/16
Purchase of Common Stock	340	01/21/16
Sale of Common Stock	(14,000)	07/14/16
Sale of Common Stock	(3,100)	07/15/16
Sale of Common Stock	(3,900)	07/18/16
Sale of Common Stock	(600)	07/19/16
Sale of Common Stock	(4,100)	07/29/16

WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.

Purchase of Common Stock	3,300	06/22/15
Purchase of Common Stock	1,300	06/23/15
Sale of Common Stock	(600)	06/29/15
Sale of Common Stock	(100)	07/08/15
Sale of Common Stock	(1,300)	07/09/15
Sale of Common Stock	(500)	07/10/15
Sale of Common Stock	(1,200)	07/13/15
Sale of Common Stock	(900)	07/14/15
Purchase of Common Stock	1,100	11/30/15
Purchase of Common Stock	400	12/01/15
Purchase of Common Stock	1,800	12/02/15
Purchase of Common Stock	900	12/03/15
Purchase of Common Stock	1,000	12/04/15
Purchase of Common Stock	800	12/07/15
Purchase of Common Stock	600	12/08/15
Purchase of Common Stock	600	12/09/15
Purchase of Common Stock	200	12/10/15
Purchase of Common Stock	900	12/11/15
Purchase of Common Stock	500	12/14/15
Purchase of Common Stock	1,300	12/15/15
Purchase of Common Stock	200	12/16/15
Purchase of Common Stock	400	12/17/15
Purchase of Common Stock	500	12/18/15
Purchase of Common Stock	2,800	12/21/15
Purchase of Common Stock	2,000	12/22/15
Purchase of Common Stock	500	12/23/15
Purchase of Common Stock	700	12/24/15
Purchase of Common Stock	400	12/28/15

Purchase of Common Stock	1,000	12/29/15
Purchase of Common Stock	1,400	12/30/15
Purchase of Common Stock	1,300	12/31/15
Purchase of Common Stock	2,400	01/04/16
Purchase of Common Stock	200	01/05/16
Purchase of Common Stock	1,100	01/06/16
Purchase of Common Stock	1,100	01/07/16
Purchase of Common Stock	700	01/08/16
Purchase of Common Stock	2,100	01/11/16
Purchase of Common Stock	1,100	01/12/16
Purchase of Common Stock	1,100	01/13/16
Purchase of Common Stock	2,000	01/14/16
Purchase of Common Stock	1,000	01/15/16
Purchase of Common Stock	1,800	01/19/16
Purchase of Common Stock	7,000	01/20/16
Purchase of Common Stock	100	01/21/16
Purchase of Common Stock	1,179	01/22/16
Purchase of Common Stock	2,580	01/25/16
Purchase of Common Stock	46	02/02/16
Purchase of Common Stock	2,000	02/03/16
Purchase of Common Stock	11,219	02/09/16
Purchase of Common Stock	3,844	02/10/16
Purchase of Common Stock	11,116	02/11/16
Purchase of Common Stock	12,949	02/12/16
Purchase of Common Stock	8,600	02/16/16
Purchase of Common Stock	1,677	02/17/16
Purchase of Common Stock	6,926	02/18/16
Purchase of Common Stock	1,300	02/19/16
Purchase of Common Stock	137	03/10/16
Purchase of Common Stock	48	03/11/16
Purchase of Common Stock	52	03/15/16
Purchase of Common Stock	595	03/18/16
Sale of Common Stock	(11,700)	7/14/2016
Sale of Common Stock	(2,600)	7/15/2016
Sale of Common Stock	(3,200)	7/18/2016
Sale of Common Stock	(500)	7/19/2016
Sale of Common Stock	(100)	7/25/2016
Sale of Common Stock	(3,500)	7/29/2016

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

Purchase of Common Stock	13,122	01/26/16
Purchase of Common Stock	11,708	01/27/16
Purchase of Common Stock	7,381	01/28/16
Purchase of Common Stock	1,977	01/29/16
Purchase of Common Stock	2,654	02/01/16
Purchase of Common Stock	2,574	02/04/16
Purchase of Common Stock	1,000	02/05/16
Purchase of Common Stock	33,372	02/08/16
Sale of Common Stock	(8,132)	07/14/16
Sale of Common Stock	(1,766)	07/15/16
Sale of Common Stock	(2,200)	07/18/16
Sale of Common Stock	(263)	07/19/16
Sale of Common Stock	(2,400)	07/29/16

APPENDIX E

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table is reprinted from KST’s Definitive Proxy Statement filed with the Securities and Exchange Commission on [______], 2016.

E-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Western your proxy FOR the election of Western’s Nominees and FOR the stockholder proposal by voting your Shares by telephone or Internet as described in the enclosed GOLD proxy card or by signing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  Western urges you to confirm in writing your instructions to Western in care of InvestorCom, Inc. at the address provided below so that Western will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address and telephone numbers set forth below:

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Western’s proxy materials,
please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Shareholders call toll free at (877) 972-0090
Banks and Brokers may call collect at (203) 972-9300

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 2, 2016

DEUTSCHE STRATEGIC INCOME TRUST

2016 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WESTERN INVESTMENT LLC (“WESTERN”) AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, THE “WESTERN GROUP”)

THE BOARD OF TRUSTEES OF DEUTSCHE STRATEGIC INCOME TRUST
IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Arthur D. Lipson attorney and agent with full power of substitution to vote all shares of common stock (the “Shares”) of Deutsche Strategic Income Trust (“KST”), which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Shareholders of KST to be held at [________] Eastern time, on September 30, 2016 at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares of KST held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Western Group at a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with the Western Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

THE WESTERN GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” OUR NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1.	The Western Group’s proposal to elect Arthur D. Lipson, Robert Ferguson, Matthew S. Crouse and Neil R. Chelo as trustees of KST.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Arthur D. Lipson Robert Ferguson Matthew S. Crouse Neil R. Chelo	[ ]	[ ]	[ ] ________________ ________________ ________________

Western does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the Shares represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under KST’s bylaws and applicable law.  In addition, Western has reserved the right to nominate substitute person(s) if KST makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the bylaws and applicable law.  In any such case, Shares represented by this proxy card will be voted for such substitute nominee(s).

Western intends to use this proxy to vote “FOR” Messrs. Lipson, Ferguson, Crouse and Chelo.  There is no assurance that any of the candidates who have been nominated by KST will serve as trustees if our nominees are elected.

Note: If you do not wish for your Shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your Shares will be voted for the remaining nominee(s).

_______________________________________

2.           Western’s proposal to declassify the Board of Trustees.

☐FOR	☐AGAINST	☐ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.